                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934
                                 Date of Report
               (Date of earliest event reported): August 14, 2006
                                   UTG, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                          0-16867                          20-2907892
(State or other jurisdiction of     (Commission File Number)     (I.R.S. Employer Identification No.)
incorporation or organization)

                            5250 South Sixth Street
                          Springfield, Illinois 62703
             (Address of principal executive offices and zip code)

                                 (217) 241-6300

              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

     Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 Written communications pursuant to Rule 425 under the Securities Act

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On August 11,  2006, two  subsidiaries of UTG, Inc. (the  "Company"),  Hampshire
Plaza,  LLC and Hampshire Plaza Garage,  LLC completed an agreement for the sale of real  estate  owned by the  subsidiaries.  The real  estate  was sold for the agreed upon total sales price of $ 25,500,000.

Hampshire  Plaza,  LLC is a 67% owned  subsidiary,  which  owned for  investment purposes,  a property  consisting  of a 254,228  square foot office  tower,  and
72,382 square foot attached retail plaza totaling 326,610 square feet along with an attached 349 space parking garage,  in Manchester,  New Hampshire.  Hampshire
Plaza  Garage,  LLC  is a 67%  owned  subsidiary,  which  owned  for  investment purposes, a property consisting of a 578 space parking garage, in New Hampshire.

The  Company  recognized  a  realized  gain,  net  of  taxes,  of  approximately
$ 3,398,000, or $ 0.88 per common share outstanding.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                   UTG, INC.

Date:  August 14, 2006           By:  /s/ Theodore C. Miller

                                      Theodore C. Miller
                                      Senior Vice President and Chief Financial Officer